                                                          EXHIBIT 4.10




        ===============================================================




                            Dated as of May 31, 1996
                                 by and between
                          PETERSBURG LONG DISTANCE INC.
                                       and
                              THE BANK OF NEW YORK
                                as Warrant Agent




       =================================================================

                         SMITH BARNEY WARRANT AGREEMENT

                               TABLE OF CONTENTS*

                                                                                   PAGE


SECTION 1.          Appointment of Warrant Agent...................................  2

SECTION 2.          [Intentionally Omitted.........................................  2

SECTION 3.          Smith Barney Warrant Certificates..............................  2

SECTION 4.          Execution of Smith Barney Warrant Certificates.................  2

SECTION 5.          Transfers of Smith Barney Warrants.............................  3
        (a)         ...............................................................  3
        (b)         Private Placement Legend.......................................  3
        (c)         Global Smith Barney Warrant Legend.............................  4

SECTION 6.          Registration and Countersignature..............................  4

SECTION 7.          (a)  Registration of Transfers and Exchanges...................  5
        (b)         Book-Entry Provisions for the Global Smith Barney
                    Warrants.......................................................  6
        (c)         Special Transfer Provisions....................................  7

SECTION 8.          Terms of Smith Barney Warrants; Exercise of Smith
                    Barney Warrants................................................  9

SECTION 9.          Reports........................................................ 11

SECTION 10.         Payment of Taxes............................................... 11

SECTION 11.         Mutilated or Missing Smith Barney Warrant
                    Certificates................................................... 12

SECTION 12.         Reservation of Smith Barney Warrant Shares..................... 12

SECTION 13.         Obtaining Stock Exchange Listings.............................. 13

SECTION 14.         Consolidation.................................................. 13

SECTION 15.         Adjustment of Exercise Price................................... 14

SECTION 16.         ............................................................... 24

SECTION 17.         Fractional Interests........................................... 24

SECTION 18.         Notices to Smith Barney Warrant holders........................ 25

SECTION 19.         Warrant Agent.................................................. 27

SECTION 20.         Merger, Consolidation or Change of Name of
                    Warrant Agent.................................................. 29

SECTION 21.         Change of Warrant Agent........................................ 30

SECTION 22.         Notices to the Company and Warrant Agent....................... 30

SECTION 23.         Supplements and Amendments..................................... 31

SECTION 24.         Successors..................................................... 32

SECTION 25.         Termination.................................................... 32

SECTION 26.         Governing Law; Jurisdiction.................................... 32

SECTION 27.         Indemnity...................................................... 33

SECTION 28.         Benefits of This Agreement..................................... 33

SECTION 29.         Counterparts................................................... 33

SECTION 30.         Further Assurances............................................. 33






                                                                                   PAGE
EXHIBIT A           Form of Warrant Certificate.................................... 35
EXHIBIT B           Form of Warrant Shares Legend.................................. 41




--------------------

* This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

         SMITH BARNEY WARRANT AGREEMENT (this "Agreement") dated as of May 31, 1996 between Petersburg Long Distance Inc., (the "Company"), and The Bank of New York, a New York banking corporation, as Warrant Agent (the "Warrant Agent")

         WHEREAS, the Company has entered into an agreement, dated March 28, 1996, (the "Engagement Letter") with Smith Barney Inc. ("Smith Barney") pursuant to which Smith Barney will provide certain advisory services to the Company, including those involving the Company's offering and sale of its (i) 123,000 Units (the "Units") consisting of $123,000,000 aggregate principal amount at maturity of 14% Senior Discount Notes due 2004 (the "Senior Notes") and warrants (the "Warrants") to purchase up to an aggregate of 4,182,000 common shares without par value of the Company (the "Common Shares"); and (ii) $26,500,000 principal amount of 9% Convertible Subordinated Notes due 2006; and

         WHEREAS, as partial consideration for its services under the Engagement Letter, on April 30, 1996 (the "Issue Date") the Company issued to Smith Barney Warrants to purchase 100,000 Common Shares exercisable at $4.70 per share, as to 50,000 Common Shares immediately and as to 50,000 shares on or after 9:00 a.m. New York time on October 30, 1996 (the "Smith Barney Warrants");

         WHEREAS, the Smith Barney Warrants are exercisable at any time during the five year period commencing on the Issue Date;

         WHEREAS, each Smith Barney Warrant entitles the holder thereof, upon exercise, to purchase one fully paid and nonassessable Common Shares at an exercise price of US $4.70 per share (the "Exercise Price"). The Exercise Price and the number of shares are both subject to adjustment under certain circumstances as provided herein. The Common Shares issuable upon exercise of the Smith Barney Warrants are referred to herein as "Smith Barney Warrant Shares");

         WHEREAS, the Smith Barney Warrants shall bear the legend (the "Smith Barney Warrant Legend") set forth on the form of Smith Barney Warrant Certificate set forth in Exhibit A attached hereto subject to the terms of this Agreement. Unless registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, the Smith Barney Warrant Shares shall bear the legend set forth in Exhibit B (the "Smith Barney Warrant Shares Legend");

         WHEREAS, the Company and the Warrant Agent desire to set forth their respective rights and obligations with respect to the Smith Barney Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Smith Barney Warrant Certificates and other matters as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

         SECTION 2. [Intentionally Omitted.]

         SECTION 3. Smith Barney Warrant Certificates. The certificates evidencing the Smith Barney Warrants ("Smith Barney Warrant Certificates") shall be substantially in the form annexed hereto as Exhibit A.

         Smith Barney Warrants were offered and sold in reliance on Rule 144A and shall be evidenced initially by a Smith Barney Warrant Certificate. In the future, the Smith Barney Warrants may be evidenced duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The aggregate amount of the Smith Barney Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary or its nominee, as hereinafter provided.

         SECTION 4. Execution of Smith Barney Warrant Certificates. Smith Barney Warrant Certificates shall be signed on behalf of the Company by any two of the following officers: its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President, Secretary or an Assistant Secretary, under its Corporate Seal. Each such signature upon the Smith Barney Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Smith Barney Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Smith Barney Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Smith Barney Warrant Certificates.

         In case any officer of the Company who shall have signed any of the Smith Barney Warrant Certificates shall cease to be such officer before the Smith Barney Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Smith Barney Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Smith Barney Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Smith Barney Warrant Certificate, shall be a proper officer of the Company to sign such Smith Barney Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

         Smith Barney Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

         SECTION 5. Transfers of Smith Barney Warrants.

         (a) The registered holder of a Smith Barney Warrant Certificate containing a Smith Barney Warrant Legend may surrender such Smith Barney Warrant Certificate accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney to the Warrant Agent, at its address specified in
Section 22 hereof (the Warrant Agent Office") for the exchange of such Smith Barney Warrant Certificate containing a Smith Barney Warrant Legend, in whole or in part, for a new Smith Barney Warrant Certificate or certificates.

         (b) Private Placement Legend. Except as otherwise provided in Section 7(c)(ii) hereof, the Global Smith Barney Warrant Certificate shall bear the following legend (the "Private Placement Legend"):

         THE SMITH BARNEY WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE THIS SMITH BARNEY WARRANT CERTIFICATE WAS ORIGINALLY ISSUED, THE COMMON SHARES PURCHASABLE UPON THEIR EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT

         (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA.

         (c) Global Smith Barney Warrant Legend. The Global Smith Barney Warrant Certificate shall also bear the following legend:

         UNLESS THIS SMITH BARNEY WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SMITH BARNEY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 7 OF THE SMITH BARNEY WARRANT AGREEMENT.

         SECTION 6. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Smith Barney Warrant Certificates in a register as they are issued by the Company.

         Smith Barney Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, a Senior

Vice President or Secretary of the Company, initially countersign and deliver Smith Barney Warrant Certificates entitling the holders thereof to purchase not more than the number of Smith Barney Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Smith Barney Warrant Certificates as otherwise provided in this Agreement. Such written instructions shall specify the amount of the Smith Barney Warrants to be Countersigned and the date of Countersignature.

         The Company and the Warrant Agent may deem and treat the registered holder(s) of the Smith Barney Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company agrees to arrange for the Trustee under the Indenture (or any other Registrar thereunder) to act as registrar hereunder with respect to Smith Barney Warrants that are not Separated.

         SECTION 7. (a) Registration of Transfers and Exchanges. In accordance with this Section 7, the Warrant Agent shall from time to time register the transfer of any outstanding Smith Barney Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Smith Barney Warrant Certificate shall be issued to the transferee(s) and the surrendered Smith Barney Warrant Certificate shall be canceled by the Warrant Agent. Canceled Smith Barney Warrant Certificates shall thereafter be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure and in accordance with applicable law.

         Smith Barney Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Smith Barney Warrant Certificate or other Smith Barney Warrant Certificates of like tenor and representing in the aggregate a like number of Smith Barney Warrants. Smith Barney Warrant Certificates surrendered for exchange shall be canceled by the Warrant Agent. Such canceled Smith Barney Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure and in accordance with applicable law.

         No service charge shall be made for any transfer or exchange of Smith Barney Warrant Certificates or any issuance of

Smith Barney Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

         The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 7 and Section 5, the new Smith Barney Warrant Certificates required pursuant to the provisions of this Section 7.

         (b) Book-Entry Provisions for the Global Smith Barney Warrants. (i) The Global Smith Barney Warrant Certificate initially shall (x) be registered in the name of the Depositary or the nominee of such Depositary, (y) be delivered to the Warrant Agent as custodian for the Depositary and (z) bear the legend as set forth in Section 5(b).

              (ii)Transfers of the Global Smith Barney Warrant Certificates shall be limited to transfers of such Global Smith Barney Warrant Certificates in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Global Smith Barney Warrant may be transferred in accordance with the applicable rules and procedures of the Depositary. Physical Smith Barney Warrant Certificates in substantially the form set forth in Exhibit A ("Physical Smith Barney Warrant Certificates") evidencing physical warrants ("Physical Smith Barney Warrants"), shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Smith Barney Warrant if the Depositary notifies the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under
Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered as a "Clearing Agency" under
Section 17 of the Exchange Act is not appointed by the Company within 90 days of such notice.

              (iii)In connection with the transfer of the Global Smith Barney Warrant to beneficial owners pursuant to paragraph (b) (ii) of this Section 7, the Global Smith Barney Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Smith Barney Warrant, an equal aggregate amount of Physical Smith Barney Warrant Certificates of authorized denominations.

              (iv)Any Physical Smith Barney Warrant Certificate delivered in exchange for an interest in the Global Smith Barney

Warrant pursuant to paragraph (b) (ii) of this Section 7 shall, except as otherwise provided by paragraph (c) (ii) of this Section 7, bear the legend regarding transfer restrictions set forth in Section 5(b).

             (v) The registered holder of the Global Smith Barney Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Smith Barney Warrant holder is entitled to take under this Smith Barney Warrant Agreement or the Smith Barney Warrants.

         (c) Special Transfer Provisions.

             (i) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Smith Barney Warrant to a QIB:

              (x) If the Smith Barney Warrant to be transferred consists of
                 Physical Smith Barney Warrants, the Warrant Agent shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Smith Barney Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Smith Barney Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Smith Barney Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

              (y)If the proposed transferee is an Agent Member and the Smith
                 Barney Warrant to be
                 transferred consists of Physical Smith Barney Warrants, upon receipt by the Warrant Agent of the documents referred to in clause (x) and instructions given in accordance with the Depositary's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the aggregate amount of the Global Smith Barney Warrant in an amount equal to the aggregate amount of the Physical Smith Barney Warrants, as the case may be, to be transferred, and the Warrant Agent shall cancel the Physical Smith Barney Warrants so transferred.

              (ii) Private Placement Legend. Upon the transfer, exchange or replacement of Smith Barney Warrant Certificates not bearing the Private Placement Legend, the Warrant Agent shall deliver Smith Barney Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Smith Barney Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver only Smith Barney Warrant Certificates that bear the Private Placement Legend unless there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act and the provisions of applicable Canadian provincial securities legislation.

              (iii) General. The provisions hereof shall be qualified in their entirety by any applicable securities laws of the United States, the Province of Ontario, and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. By its acceptance of any Smith Barney Warrant Certificate bearing the Private Placement Legend, each holder of such a Smith Barney Warrant Certificate shall be deemed to acknowledge the restrictions on transfer of such Smith Barney Warrant Certificate set forth in this Smith Barney Warrant Agreement and in the Private Placement Legend and agrees that it will transfer such Smith Barney Warrant Certificate only as provided in this Smith Barney Warrant Agreement. The Warrant Agent shall not register a transfer of any Smith Barney Warrant Certificate unless such transfer complies with the restrictions on transfer of such Smith Barney Warrant Certificate set forth in this Smith Barney Warrant Agreement. In connection with any transfer of Smith Barney Warrant Certificates, each Smith Barney

Warrant holder agrees by its acceptance of the Smith Barney Warrant Certificates to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and the provisions of applicable Canadian provincial securities legislation; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         SECTION 8. Terms of Smith Barney Warrants; Exercise of Smith Barney Warrants. Subject to the terms of this Agreement, each Smith Barney Warrant holder shall have the right, which may be exercised at any time from the date of original issuance thereof and on or prior to the close of business on April 30, 2001 (the "Expiration Date") to exercise each Smith Barney Warrant and receive from the Company the number of fully paid and nonassessable Smith Barney Warrant Shares which the holder may at the time be entitled to receive on exercise of such Smith Barney Warrants and payment of the Exercise Price (as herein defined) then in effect for such Smith Barney Warrant Shares; provided that no Smith Barney Warrant holder shall be entitled to exercise such holder's Smith Barney Warrants at any time unless, at the time of exercise, (i) a registration statement under the Securities Act covering the offer and sale of the Smith Barney Warrant Shares has been filed with, and declared effective by, the Securities and Exchange Commission (the "SEC"), and no stop order suspending the effectiveness of such registration statement has been issued by the SEC or (ii) the offer and sale of the Smith Barney Warrant Shares to the Smith Barney Warrant holder are exempt from registration under the Securities Act and the holder of the Smith Barney Warrants, if so requested by the Company, has delivered to the Company an opinion of counsel to such effect. Each Smith Barney Warrant, when exercised, will entitle the holder thereof to purchase one fully paid and nonassessable Common Share at the Exercise Price. The Exercise Price and the number of shares are both subject to adjustment under certain circumstances as provided herein by Section 15. Each Smith Barney Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

         A Smith Barney Warrant may be exercised at any time on or after the date of original issuance thereof upon surrender to the Company at the principal office of the Warrant Agent of the Smith Barney Warrant Certificate or Certificates to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an "eligible guarantor" as defined in the regulations promulgated under the Exchange Act and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for each Smith Barney Warrant then exercised. Payment of the aggregate Exercise Price shall be made in the form of cash or a certified or official bank or bank cashier's check payable to the order of the Company.

         Subject to the provisions of Section 9 hereof, upon such surrender of Smith Barney Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Smith Barney Warrant holder and in such name or names as the Smith Barney Warrant holder may designate, a certificate or certificates for the number of whole Smith Barney Warrant Shares issuable upon the exercise of such Smith Barney Warrants together with any cash which may be payable as provided in
Section 17 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 14 hereof, or a tender offer or an exchange offer for Common Shares of the Company shall be made, upon such surrender of Smith Barney Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two Business Days thereafter, issue and cause to be delivered to the registered holder thereof or any person so designated to be named therein the full number of Smith Barney Warrant Shares issuable upon the exercise of such Smith Barney Warrants in the manner described in this sentence together with any cash which may be payable as provided in Section 17 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Smith Barney Warrant Shares as of the date of the surrender of such Smith Barney Warrants and payment of the aggregate Exercise Price. No fractional shares shall be issued upon exercise of any Smith Barney Warrants in accordance with Section 17 hereof.

         The Smith Barney Warrants shall be exercisable at any time on or after the date of original issuance thereof at the election of the holders thereof, either in full or from time to time in part (in whole shares) and, in the event that a Smith Barney Warrant Certificate is exercised in respect of fewer than all of the Smith Barney Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Smith Barney Warrant Certificate evidencing the remaining Smith Barney Warrant or Smith Barney Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Smith Barney Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Smith Barney Warrant Certificates duly executed on behalf of the Company for such purpose.

         All Smith Barney Warrant Certificates surrendered upon exercise of Smith Barney Warrants shall be canceled by the Warrant Agent. Such canceled Smith Barney Warrant Certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Smith Barney Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Smith Barney Warrant Shares through the exercise of such Smith Barney Warrants.

         The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Smith Barney Warrant holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

         SECTION 9. Reports. So long as any of the Smith Barney Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the holders of Smith Barney Warrants, in each case, within 15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause reports, comparable to those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were then subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Warrant Agent and mailed to the holders of Smith Barney Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company then been subject to the requirements of
Section 13 or 15(d) of the Exchange Act. The Company shall make available to investors and prospective investors of the Smith Barney Warrants information that satisfies the requirements of Rule 144A(d)(4) under the Securities Act.

         SECTION 10. Payment of Taxes. No service charge shall be made to any holder of a Smith Barney Warrant for any exercise, exchange or registration of transfer of Smith Barney Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Smith Barney Warrant Shares upon the exercise of Smith Barney Warrants or to any Separation; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Smith Barney Warrant Certificates or any certificates for Smith Barney Warrant Shares in a name other than that of the registered holder of a Smith Barney Warrant Certificate surrendered upon the exercise of a Smith Barney Warrant, and the Company shall not be required to issue or deliver such Smith Barney Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 11. Mutilated or Missing Smith Barney Warrant Certificates. If any of the Smith Barney Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Smith Barney Warrant Certificate, or in lieu of and substitution for the Smith Barney Warrant Certificate lost, stolen or destroyed, a new Smith Barney Warrant Certificate of like tenor and representing an equivalent number of Smith Barney Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Smith Barney Warrant Certificate and indemnity and security there for, if requested, also satisfactory to them. Applicants for such substitute Smith Barney Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         SECTION 12. Reservation of Smith Barney Warrant Shares. The Company will at all times reserve and keep available, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, out of the aggregate of its authorized but unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Smith Barney Warrant Shares upon exercise of Smith Barney Warrants, the maximum number of Common Shares which may then be deliverable upon the exercise of all outstanding Smith Barney Warrants.

         The Company or the transfer agent for the Common Shares (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Smith Barney Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Smith Barney Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available to the Warrant Agent any cash which may be payable as provided in Section 17 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 18 hereof.

         Before taking any action which would cause an adjustment pursuant to
Section 15 hereof to reduce the Exercise Price below the then par value (if any) of the Smith Barney Warrant Shares, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable Smith Barney Warrant Shares at the Exercise Price as so adjusted.

         The Company covenants that all Smith Barney Warrant Shares will be, upon payment of the Exercise Price and issuance thereof, duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

         SECTION 13. Obtaining Stock Exchange Listings. The Company shall from time to time take all action necessary so that the Smith Barney Warrant Shares, immediately upon their issuance upon the exercise of Smith Barney Warrants, will be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which any Common Shares are then listed or quoted.

         SECTION 14. Consolidation. In the event the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another Person, each Smith Barney Warrant thereafter shall entitle the holder thereof to receive upon exercise thereof the number of shares of capital stock or other securities or property which the holder of a Common Share is entitled to receive upon completion of such consolidation, merger or sale of assets. If the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and, in connection therewith, consideration to the holders of Common Shares in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Smith Barney Warrants will be entitled to receive distributions on an equal basis with the holders of Common Shares or other securities issuable upon exercise of the warrants, as if the Smith Barney Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Smith Barney Warrants will expire and the rights of the holders thereof will cease.

         In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person, and in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds or other consideration, if any, necessary to pay the holders of the Smith Barney Warrants. After such funds and the surrendered Smith Barney Warrant Certificate are received, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, shall transfer such other consideration as is appropriate, to such Person or Persons as it may be directed in writing by the holders surrendering such Smith Barney Warrants.

         SECTION 15. Adjustment of Exercise Price. (a) In case the Company shall make a dividend or other distribution on the Common Shares exclusively in Common Shares (other than a distribution referred to in paragraph (c) of this Section), the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case the Company shall make a dividend or other distribution on the Common Shares in shares of its capital stock other than Common Shares, and such dividend or distribution would not otherwise require reduction of the Exercise Price pursuant to paragraph (d), then, the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Smith Barney Warrant (as in effect immediately prior to such dividend or distribution) shall be proportionately adjusted so that the holder of any Smith Barney Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company that such holder would have owned immediately following such dividend or distribution if such Smith Barney Warrant had been exercised immediately prior thereto. For the purpose of this paragraph (a), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

         (b) Subject to the last sentence of paragraph (g) of this Section, in case the Company shall make a dividend or other distribution on the Common Shares consisting exclusively of, or shall otherwise issue to all holders of the Common Shares, rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share (determined on an as-converted or as-exercised basis if the rights, options or warrants pertain to securities convertible into or exchangeable for Common Shares) less than the Current Market Price (determined as provided in paragraph (h) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price (including the minimum consideration payable upon exercise or exchange of securities convertible into or exchangeable for Common Shares) of the total number of Common Shares so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not issue any rights, options or warrants in respect of Common Shares held in the treasury of the Company.

         (c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Exercise

Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

         (d) (i) Subject to the last sentence of this paragraph (d)(i) and the last sentence of paragraph (g) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of the Common Shares evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with GAAP (other than any Extraordinary Cash Dividend (as hereinafter defined)) and excluding any dividend or distribution referred to in paragraph (a) or (c) of this Section), the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d)(i) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d)(i), an "Extraordinary Cash Dividend" shall be that portion, if any, of the aggregate amount of all cash dividends paid in any fiscal year which exceed $25,000,000. For purposes of this paragraph (d), any dividend or distribution that includes Common Shares, rights, options or warrants to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common

Shares shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash assets or shares of capital stock other than such Common Shares, such rights, options or warrants or such convertible or exchangeable securities (making any Exercise Price reduction required by this paragraph
(d)(i) immediately followed by (y) in the case of such Common Shares or such rights, options or warrants, a dividend or distribution thereof (making any further Exercise Price reduction required by paragraph (a) and(b) of this Section, except any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of Common Shares as would then be issuable upon the exercise or exchange thereof, whether or not the exercise or exchange of such securities is subject to any conditions (making any further Exercise Price reduction required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

         (ii)In case the Company shall issue Common Shares for a consideration per share less than the Current Market Price (determined as provided in paragraph (h) of this Section), the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date on which the Company fixes the offering price of such additional shares by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus a fraction equal to the aggregate consideration received by the Company from the issuance of such additional Common Shares over the Current Market Price on the date on which the Company fixes the offering price of such additional shares (determined as provided in paragraph (h) of this Section), and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such issuance. The reduction in the Exercise Price provided for in the preceding sentence shall not apply to (i) securities issued in transactions described in paragraphs (a), (b), (c), (d)(i), (d)(ii) or
(f) of this Section or pursuant to the exercise or exchange of any such securities (to the extent applicable); (ii) the exercise or exchange of securities (including options) convertible or exchangeable for Common Shares outstanding on the date of this Smith Barney Warrant Agreement, or issuable pursuant to binding agreements in effect on the date of this Smith Barney Warrant Agreement; (iii) Common Shares issued and issuable upon the exercise of options issued to the Company's directors, officers and employees under bona fide employees benefit plans adopted by the Board of Directors and approved by the holders of Common Shares when required by law or otherwise where such issuances have been approved by the Board of Directors (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Smith Barney Warrant Agreement shall not exceed 1% of the Common Shares outstanding at the time of issuance); (iv) Common Shares issued to shareholders of any person that merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger; (v) Common Shares issued in a bona fide underwritten public offering; (vi) Common Shares issued in a bona fide private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price (determined as provided in paragraph (h) of this Section) attributable to restrictions on transferability of the Common Shares, as determined in good faith by the Board of Directors and described in a resolution thereof which shall be filed with the Warrant Agent, shall exceed 20%), or issuable pursuant to a binding agreement in effect on the date of this Smith Barney Warrant Agreement; or (vii) Common Shares issued as a dividend on any securities outstanding on the date of this Smith Barney Warrant Agreement required to be made pursuant to the certificate of designation pertaining to such securities in effect at the time such securities were issued.

         (iii) In case the Company shall issue any securities convertible into or exchangeable for Common Shares for a consideration per Common Share (including the minimum consideration per share payable upon exercise or exchange of any securities convertible into or exchangeable for Common Shares) of Common Shares initially deliverable upon exercise or exchange of such securities less than the Current Market Price (determined as provided in paragraph (h) of this Section), the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date on which the Company fixes the offering price of such additional shares by a fraction of which the numerator shall be the number of Common Shares outstanding immediately prior to the issuance of such securities plus a fraction equal to the aggregate consideration received for the issuance of such securities (including the minimum consideration per share payable upon exercise or exchange of any securities convertible into or exchangeable for Common Shares) over the Current Market Price on the date on which the Company fixes the offering price of such additional shares (determined as provided in paragraph (h) of this Section) and the denominator of which shall be the number of shares outstanding immediately prior to the issuance of such securities plus the maximum number of shares deliverable upon exercise of or in exchange for such securities at the initial exercise or exchange rate. The reduction in the Exercise Price provided for in the preceding sentence shall not apply to (i) securities issued in transactions described in paragraphs
(a), (b) or (d) (i) of this Section; (ii) convertible securities issued to shareholders of any person that merges into the Company, or with a Subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger; (iii) convertible securities issued in a bona fide underwritten public offering; (iv) convertible securities issued in a bona fide private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price (determined as provided in paragraph
(h) of this Section) attributable to restrictions on transferability of Common Shares issuable upon exercise, as determined in good faith by the Board of Directors and described in a resolution thereof which shall be filed with the Warrant Agent, shall exceed 20% of the then Current Market Price, or issuable pursuant to a binding agreement in effect on the date of this Smith Barney Warrant Agreement; or (v) stock options issued to the Company's directors, officers or employees.

         (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of the Common Shares cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) (i) of this Section or in connection with a transaction to which Section 14 applies in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of the Common Shares made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no Exercise Price adjustment pursuant to paragraph (d) (i) or this paragraph (e) has been made previously and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) as of such date of determination of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of the Common Shares, and any purchase by the Company of Common Shares in the open market, consummated within the 12 months preceding such date of determination and in respect of which no Exercise Price adjustment pursuant to paragraph (f) of this Section has been made previously, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on such date of determination times the number of Common Shares outstanding on such date, the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price

(determined as provided in paragraph (h) of this Section) on such date less the amount of cash to be distributed at such time applicable to one Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date.

         (f) In case a tender of exchange offer made by the Company or any subsidiary for all or any portion of the Common Shares shall be consummated, or in case the Company shall purchase Common Shares in the open market, the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (x) the product of the Current Market Price (determined as provided in paragraph (h) of this Section) times the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender or exchange offer, or upon such purchase, and (B) the product of such Current Market Price times such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender or exchange offer, or so purchased (the "Purchased Shares"). For the purpose of this paragraph, "Expiration Time" means either the last time that tenders may be made pursuant to a tender offer or exchanges may be made pursuant to an exchange offer, or the time of an agreement to purchase shares in the open market, as the case may be. Any reduction in the Exercise Price pursuant to this paragraph shall be made immediately following the close of business on the last trading day used to compute Current Market Price; provided, that, such reduction shall be deemed to have become effective immediately prior to the opening of business on the day following the Expiration Time. To the extent that a holder exercises Smith Barney Warrants prior to the conclusion of the period for which Current Market Price is to be calculated, any adjustment in the number of Common Shares issuable upon exercise of such Smith Barney Warrant shall inure to the benefit of the holder of record of such Smith Barney Warrant at the close of business on the first Trading Day following the Expiration Time.

         (g) The reclassification of Common Shares into securities which include securities other than Common Shares (other than any reclassification upon a consolidation or merger to which Section 14 applies) shall be deemed to involve
(i) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of paragraph (d) (i) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of Common Shares outstanding prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective "or" the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section). Rights, options or warrants issued by the Company to all holders of the Common Shares entitling the holders thereof to subscribe for or purchase Common Shares (either initially or under certain circumstances), which rights, options or warrants (i) are deemed to be transferred with such Common Shares, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Shares, in each case in clauses
(i) through (iii) until or upon the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 15 not be deemed issued until the occurrence of the earliest Trigger Event.

         (h) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section, the current market price per share of Common Share (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive trading days commencing 45 trading days before the date in question. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days commencing on the first trading day immediately following the expiration time. Notwithstanding anything to the contrary contained in this paragraph, (i) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d) or (e) above occurs on or after the 15th trading day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a),(b), (c), (d), (e) or (f) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of paragraph (d) or (e) of this Section, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock of the Company as of the close of business on the day before such "ex" date.

         (i) (i) If any event shall occur as to which the other provisions of this Section 15 are not strictly applicable but the failure to make any adjustment would have the effect of depriving holders of the benefit of all or a portion of the exercise rights in respect of any Smith Barney Warrant in accordance with the essential intent and principles of this Section 15, then, in each such case, the Company shall appoint an Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 15 necessary to preserve, without dilution, such exercise rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders and shall make the adjustments described therein. As used herein, an "Independent Financial Expert" is a firm (a) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect financial interest in the Company and (b) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

         (ii) The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Smith Barney Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders thereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares on the exercise of the Smith Barney Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of Common Shares issuable after the action upon the exercise of all of the Smith Barney Warrants would exceed the total number of Common Shares then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise.

         (j) The Company may, but shall not be obligated to, make such reductions in the Exercise Price, in addition to those required by paragraphs
(a), (b), (c), (d), (e), (f) and (g) of this Section, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

         (k) No adjustment in the Exercise Price shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (k)) would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this paragraph (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment shall be made in respect of any change in the conversion price at which the Company's 9% Convertible Subordinated Note due 2006 may be converted into Common Shares of the Company on the "Reset Date", as contemplated by Section 13.1 of the Indenture dated May 31, 1996 relating to such Notes.

         (l) [Intentionally Deleted] Notwithstanding any other provision of this
Section 15, no adjustment to the Exercise Price shall reduce the Exercise Price below the then par value per Common Share, and any such purported adjustment shall instead reduce the Exercise Price to such par value. The Company hereby covenants not to take any action to increase the par value per Common Share.

         (m) In any case in which this Section 15 shall require that an adjustment in the Exercise Price be made effective as of or immediately after a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Smith Barney Warrant exercised after such record date the Common Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 17 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (n) (i) No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (e) or (f) of this Section 15 if holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares of the Company participate in the transaction.

             (ii) No adjustment need be made for (x) a transaction referred to in subsections (b), (d)(ii) or (d)(iii) of this Section 15 if the below market portion of such issuances, taken together with the below market portion of all other below market issuances and with the above market portion of all above market tender or exchange offers described in clause (y) of this paragraph made on and after the date of this Smith Barney Warrant Agreement, is less than 2.0% of the Total Market Capitalization (as defined in the Senior Note Indenture) of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction on the date thereof) and (y) a transaction referred to in subsection (f) of this
Section 15 if the above market portion of such tender or exchange offers, taken together with the above market portion of all other above market tender or exchange offers and with the below market portion of all below market issuances described in clause (x) of this paragraph made on or after the date of this Smith Barney Warrant Agreement, is less than 2.0% of the Total Market Capitalization of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction on the date thereof).

             (iii) No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Shares.

         SECTION 16. [Intentionally Omitted.]

         SECTION 17. Fractional Interests. The Company shall not be required to issue fractional Smith Barney Warrant Shares on the exercise of Smith Barney Warrants. If more than one Smith Barney Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Smith Barney Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Smith Barney Warrant Shares purchasable on exercise of the Smith Barney

Warrants so presented. If any fraction of a Smith Barney Warrant Share would, except for the provisions of this Section 17, be issuable on the exercise of any Smith Barney Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Smith Barney Warrant Share and concurrently pay or provide to the Warrant Agent for payment to the Smith Barney Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share multiplied by (ii) the difference of the current market price of a Common Share on the trading day immediately preceding the date the Smith Barney Warrant is presented for exercise over the Exercise Price, computed to the nearest whole cent.

         SECTION 18. Notices to Smith Barney Warrant holders.

         (i) Whenever the Exercise Price is adjusted as herein provided:

              (a) The Company shall compute the adjusted Exercise Price in accordance with Section 15 and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based,and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of exercise of Warrants pursuant to this Agreement; and

              (b) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be furnished by the Company to the Trustee and mailed by the Company at its expense to all registered holders at their last addresses as they shall appear in the Smith Barney Warrant register.

         (ii) In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Shares payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require an Exercise Price adjustment pursuant to paragraph (e) of Section 15; or

         (b) the Company shall authorize the granting to the holders of its Common Shares of rights, options or warrants to subscribe for or purchase any shares of Capital Shares of any class or of any other rights (excluding shares of Capital Shares or options for Capital Shares issued pursuant to a benefit plan for employees, officers or directors of the Company; or

         (c) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of the outstanding shares of such Common Shares), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company or any subsidiary shall commence a tender or exchange offer (other than an exchange offer contemplated by clause (c) above) for all or a portion of the outstanding shares of Common Shares (or shall amend any such tender or exchange offer to change the maximum number of shares being sought or the amount or type of consideration being offered (including by exchange) therefor);

then the Company shall cause to be filed at each office or agency maintained pursuant to this Agreement, and shall cause to be mailed to all registered holders at their last addresses as they shall appear in the Smith Barney Warrant register, at least 21 days (or 11 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of its Common Shares of record who will be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of its Common Shares of record shall be entitled to exchange their Common Shares, for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender or exchange offer (other than an exchange offer contemplated by clause (y) above) commenced, the date on which such tender or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 18.

         SECTION 19. Warrant Agent. The Warrant Agent under takes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Smith Barney Warrants, by their acceptance thereof, shall be bound.

         (a) The statements contained herein and in the Smith Barney Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Smith Barney Warrant Certificates except as herein otherwise provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Smith Barney Warrant Certificates to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Smith Barney Warrant Certificate in respect of any action taken, suffered or omitted by it here under in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Smith Barney Warrant Certificate for any action taken in reliance on any Smith Barney Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

         (e) The Company agrees to pay to the Warrant Agent such compensation from time to time as agreed upon between the Company and the Warrant Agent for all services rendered by the Warrant Agent hereunder and in connection with the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes (including withholding taxes and the reasonable fees and expenses of its counsel and agents) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the

Warrant Agent and its directors, officers and agents, and save them harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent and its directors, officers and agents in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its gross negligence or bad faith. The provisions of this Section 19(e) shall survive termination of this Agreement and the resignation or removal of the Warrant Agent.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Smith Barney Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Smith Barney Warrants may be enforced by the Warrant Agent without the possession of any of the Smith Barney Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Smith Barney Warrants, as their respective rights or interests may appear.

         (g) Except as required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Smith Barney Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

         (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Smith Barney Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Smith Barney Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Smith Barney Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Smith Barney Warrant or with respect to whether any such Smith Barney Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

         SECTION 20. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 21 hereof. To the extent practicable, the Warrant Agent shall provide prior written notice to the Company of any such merger, consolidation, succession or similar change with respect to the Warrant Agent; provided, however, that the failure to deliver such notice will not affect the rights of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Smith Barney Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Smith Barney Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Smith Barney Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Smith Barney Warrant Certificates shall have the full force and effect provided in the Smith Barney Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Smith Barney Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Smith Barney Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Smith Barney Warrant Certificates either in its prior name or in its changed name, and in all such cases such Smith Barney Warrant Certificates shall have the full force and effect provided in the Smith Barney Warrant Certificates and in this Agreement.

         SECTION 21. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Smith Barney Warrant Certificates, then the registered holder of any Smith Barney Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Smith Barney Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it here under and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in
Section 21, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

         The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

         SECTION 22. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Smith Barney Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

         Petersburg Long Distance Inc.,
         166 Pearl Street,
         Toronto, Ontario
         Canada M5H 1L3
         Attention:  Vice President, Administration

with a copy to:

         Morgan, Lewis & Bockius LLP
         2000 One Logan Square
         Philadelphia, PA  19103, U.S.A.
         Attention:  E.C. Anderson

         Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Smith Barney Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

         The Bank of New York
         101 Barclay Street
         New York, New York 10286
         Attention:  Corporate Trust Department
         fax:  (212) 815-5915

         Notice may also be given by facsimile transmission (effective when receipt is acknowledged) (effective at the time of delivery) or by overnight delivery service (effective the next business day).

         SECTION 23. Supplements and Amendments. The Company and the Warrant Agent may from time to time, with the consent of The Toronto Stock Exchange, supplement or amend this Agreement without the consent of any holders of Smith Barney Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Smith Barney Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Smith Barney Warrants. The consent of each holder of a Smith Barney Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Smith Barney Warrant

Shares purchasable upon exercise of Smith Barney Warrants would be decreased (other than in accordance with Section 15 or 17 hereof).

         In executing any amendment or supplement, the Warrant Agent shall be entitled to receive an opinion of counsel to the Company to the effect that such amendment or supplement is authorized and permitted by this Agreement.

         SECTION 24. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 25. Termination. This Agreement shall terminate at 5:00 p.m., New York, New York time on April 30, 2001. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Smith Barney Warrants have been exercised. The provisions of Section 19 hereof shall survive such termination.

         SECTION 26. Governing Law; Jurisdiction. This Agreement and each Smith Barney Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of any United States or State Court located in the State of New York in any suit or proceeding based on or arising under this Agreement or the Smith Barney Warrant Certificates and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Warrant Agent's or any Smith Barney Warrant holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         SECTION 27. Indemnity. The Company shall indemnify the Warrant Agent for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys' fees) arising out of or incurred by it in connection with the performance of its duties hereunder, except as set forth in the next paragraph. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Warrant Agent shall cooperate in the defense of such claim. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Warrant Agent through the Warrant Agent's own willful misconduct, negligence or bad faith.

         The Company's payment obligations pursuant to this Section 27 shall survive the resignation or removal of the Warrant Agent and termination of this Smith Barney Warrant Agreement.

         SECTION 28. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Smith Barney Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Smith Barney Warrant Certificates.

         SECTION 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 30. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being under stood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

         IN WITNESS WHEREOF, the parties here to have caused this Agreement to be duly executed, as of the day and year first above written.


                                PETERSBURG LONG DISTANCE INC.

                                By: /s/ James Hatt
                                   ------------------------------------

                                   ------------------------------------
                                   Name: James Hatt
                                   Title: Chairman

                                THE BANK OF NEW YORK

                                By: /s/ Steven D. Torgeson
                                   ------------------------------------

                                   ------------------------------------
                                   Name: Steven D. Torgeson
                                   Title: Assistant Treasurer

                                                                    EXHIBIT A


        EXERCISABLE AS TO 50,000 COMMON SHARES ON OR AFTER JUNE 12, 1996
           AND AS TO 50,000 COMMON SHARES ON OR AFTER OCTOBER 30, 1996
                         AND ON OR BEFORE APRIL 30, 2001



No.  100,000   Smith Barney Warrants
   ------------
CUSIP   71623P128
        ---------
                        Smith Barney Warrant Certificate
                          PETERSBURG LONG DISTANCE INC.

         This Certificate certifies that SMITH BARNEY INC., or registered assigns, is the registered holder of 100,000 warrants expiring (the "Smith Barney Warrants") to purchase the Common Shares (the "Common Shares"), of Petersburg Long Distance Inc. ("the Company"). Each Smith Barney Warrant entitles the holder upon exercise to receive from the Company, at any time on or after 9:00 a.m., New York, New York time on the date of issuance thereof and on or prior to the close of business on April 30, 2001 fully paid and nonassessable Common Shares (each a "Smith Barney Warrant Share") at the initial exercise price (the "Exercise Price") of $4.70 payable in the form of cash or certified or official bank check payable to the order of the Company, upon surrender of this Smith Barney Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Smith Barney Warrant Agreement referred to herein. The Exercise Price and number of Smith Barney Warrant Shares issuable upon exercise of the Smith Barney Warrants are subject to adjustment upon the occurrence of certain events set forth in the Smith Barney Warrant Agreement. All capitalized terms not defined herein shall have the meaning assigned to such terms in the Smith Barney Warrant Agreement.

         No Smith Barney Warrant may be exercised after 5:00 p.m., New York, New York on April 30, 2001 and to the extent not exercised by such time such Smith Barney Warrants shall become void.

         Reference is hereby made to the further provisions of this Smith Barney Warrant Certificate set forth on the reverse hereof and such further provisions shall far all purposes have the same effect as though fully set forth at this place.

         This Smith Barney Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Smith Barney Warrant Agreement.

         This Smith Barney Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, Petersburg Long Distance Inc. has caused this Smith Barney Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed here unto or imprinted here on


Dated:

                                     PETERSBURG LONG DISTANCE INC.

                                     By: /s/ James Hatt
                                         --------------------------
                                          James Hatt
                                          Chairman


                                     By: /s/ Alan Brown
                                         --------------------------
                                          Alan Brown
                                          Secretary


                    (seal)


Countersigned:
as Warrant Agent

By:
   ----------------------
     Authorized Signatory

                    Form of Smith Barney Warrant Certificate
                                     Reverse

            THE SMITH BARNEY WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE THIS SMITH BARNEY WARRANT CERTIFICATE WAS ORIGINALLY ISSUED, THE COMMON SHARES PURCHASABLE UPON THEIR EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA.

            THE COMMON SHARES OF THE COMPANY (THE "COMMON SHARES") FOR WHICH THIS SMITH BARNEY WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR IN CANADA EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION. ACCORDINGLY, NO SMITH BARNEY WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S SMITH BARNEY WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT COVERING THE OFFER AND SALE OF THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS SMITH BARNEY WARRANT (THE "SMITH BARNEY WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE OFFER AND SALE OF THE SMITH BARNEY WARRANT SHARES TO THE SMITH BARNEY WARRANT HOLDERS ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT (AND APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION) AND THE SMITH BARNEY WARRANT HOLDER, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT.

By accepting a Smith Barney Warrant Certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Smith Barney Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

         The Smith Barney Warrants evidenced by this Smith Barney Warrant Certificate are part of a duly authorized issue of Smith Barney Warrants expiring April 30, 2001, entitling the holder upon exercise to receive Common Shares of the Company (the

"Common Shares"), and are issued or to be issued pursuant to a Smith Barney Warrant Agreement, dated as of May 31, 1996 (the "Smith Barney Warrant Agreement"), duly executed and delivered by the Company to the Bank of New York, as Warrant Agent (the "Warrant Agent"), which Smith Barney Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities there under of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Smith Barney Warrants.

         Smith Barney Warrants may be exercised at any time on or after 9:00 a.m., New York, New York time on the date of issuance thereof and on or prior to the close of business on April 30, 2001. The holder of Smith Barney Warrants evidenced by this Smith Barney Warrant Certificate may exercise them by surrendering this Smith Barney Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the form of cash or certified or official bank check or official bank cashier's check payable to the order of the Company, at the office of the Warrant Agent. In the event that upon any exercise of Smith Barney Warrants evidenced hereby the number of Smith Barney Warrants exercised shall be less than the total number of Smith Barney Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Smith Barney Warrant Certificate evidencing the number of Smith Barney Warrants not exercised.

         The Smith Barney Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Smith Barney Warrant Agreement provides that the number of Common Shares issuable upon the exercise of each Smith Barney Warrant shall be adjusted. No fractions of a Common Share will be issued upon the exercise of any Smith Barney Warrant, but the Company will pay the cash value thereof determined as provided in the Smith Barney Warrant Agreement.

         Smith Barney Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Smith Barney Warrant Agreement, but without payment of any service charge, for another Smith Barney Warrant Certificate or Smith Barney Warrant Certificates of like tenor evidencing in the aggregate a like number of Smith Barney Warrants.

         Upon due presentation for registration of transfer of this Smith Barney Warrant Certificate at the office of the Warrant Agent a new Smith Barney Warrant Certificate or Smith Barney Warrant Certificates of like tenor and evidencing in the aggregate a like number of Smith Barney Warrants shall be issued to the transferee(s) in exchange for this Smith Barney Warrant Certificate, subject to the limitations provided in the Smith Barney Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Smith Barney Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Smith Barney Warrants nor this Smith Barney Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase
             (To Be Executed Upon Exercise Of Smith Barney Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Smith Barney Warrant Certificate, to receive __________ Common Shares and herewith tenders payment for such shares to the order of Petersburg Long Distance, Inc. in the amount of $____ in accordance with the terms hereof.

         The undersigned requests that a certificate for such shares be registered in the name of _____________________, whose address is ______________________ and that such shares be delivered to ________________
whose address is ___________.

         If said number of shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Smith Barney Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________, whose address is ______________, and that such Smith Barney Warrant Certificate be delivered to _______________, whose address is ___________________.


Date: ____________


            Your Signature:___________________

         (Sign exactly as your name appears on the face of this Smith Barney Warrant) Signature Guarantee:

                             FORM OF TRANSFER NOTICE

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto Insert Taxpayer Identification No.

---------------------------------

---------------------------------
Please print or typewrite name and address including zip code of assignee the within Smith Barney Warrant Certificate and all rights there under, hereby irrevocably constituting and appointing

---------------------------------------
attorney to transfer the Smith Barney Warrants evidenced by said Smith Barney Warrant Certificate (the "Smith Barney Warrants") on the books of the Company with full power of substitution in the premises.

         In connection with any transfer of the Smith Barney Warrants occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) three years after the later of the original issuance of the Smith Barney Warrants or the last date on which the Smith Barney Warrants were held by an affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                    Check One

(a) the Smith Barney Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

(b) the Smith Barney Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Smith Barney Warrant Certificate and the Smith Barney Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Smith Barney Warrants in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 7(c) of the Smith Barney Warrant Agreement shall have been satisfied.

Date: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Smith Barney Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                              NOTICE:                      To be executed by an
                                                           executive officer

                                                                         Page 43
                                    EXHIBIT B

                   FORM OF SMITH BARNEY WARRANT SHARES LEGEND

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) AND
         (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA."